UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 23, 2018

Redfin Corporation
(Exact name of registrant as specific in its charter)

Delaware	001-38160	74-3064240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Stewart Street, Suite 600 Seattle, WA		98101
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (206) 576-8333

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 23, 2018, in connection with the consummation of its public offering of 1.75% Convertible Senior Notes due 2023 (the “Notes”), Redfin Corporation (the “Company”) became obligated on $143,750,000 of Notes. The Notes were issued pursuant to an Indenture, dated as of July 23, 2018 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee. The Notes are senior unsecured, unsubordinated obligations of the Company. The Notes will bear interest of 1.75% per year, payable semiannually in arrears beginning on January 15, 2019. The Notes will mature on July 15, 2023 unless earlier repurchased, redeemed or converted.
The Company may not redeem the Notes prior to July 20, 2021. On or after July 20, 2021, the Company may, at its option, redeem for cash all or any portion of the Notes if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. The redemption price will be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	default by the Company in any payment of interest on the Notes when due and payable, and the default continues for a period of 30 days;

(2)
default by the Company in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)
failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;

(4)
failure by the Company to give a fundamental change notice, notice of a make-whole fundamental change or a notice of a specified corporate event at the time and in the manner provided in the Indenture;

(5)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company;

(6)
failure by the Company for a period of 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its agreements under the Notes or the Indenture;

(7)
an event of default by the Company or certain of its subsidiaries with respect to any mortgage, agreement or other instrument under which there is then outstanding, or by which there is then secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 (or foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall thereafter be created:

(i) results in such indebtedness in excess of $25,000,000 becoming or being declared due and payable in full, or
(ii) constitutes a failure to pay the principal or interest of any such indebtedness in excess of $25,000,000 when due and payable in full at its stated maturity, upon required repurchase, upon acceleration or otherwise, each only if such event of default shall be continuing upon the expiration of any applicable cure or notice period and regarding which no waiver or other dispensation is granted;

(8)	certain events of bankruptcy, insolvency or reorganization of the Company or certain of our subsidiaries; or

(9)
a final judgment or judgments for payment of $25,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate is rendered against the Company or certain of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished.

The Notes are convertible into cash, shares of the Company’s common stock or a combination of cash and shares, at the Company’s election, at an initial conversion rate of 32.7332 shares per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $30.55 per share. The conversion rate is subject to adjustment if certain events occur. Holders of the Notes who convert their Notes following certain corporate events or if the Company delivers a notice of redemption are, under certain circumstances, entitled to an increase in the conversion rate.
Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding April 15, 2023, in multiples of $1,000 principal amount, only under the following circumstances:

•
during any calendar quarter commencing after the calendar quarter ending on December 31, 2018 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•
during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate of the Notes on each such trading day;

•	if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day prior to the redemption date; or

•	upon the occurrence of specified corporate events.
In the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the fundamental change date.
The Indenture is filed as Exhibit 4.1 to this report and incorporated into this item by reference.
Item 8.01 Other Events.
On July 23, 2018, the Company consummated its previously announced underwritten public offerings of (1) 4,836,336 shares of its common stock, which includes 630,826 shares sold pursuant to the underwriters’ option to purchase additional shares and (2) $143,750,000 aggregate principal amount of Notes, which includes $18,750,000 principal amount of Notes sold pursuant to the underwriters’ option to purchase additional Notes. The Company received proceeds, after deducting underwriting discounts and before offering expenses, of $107,971,201 from the common stock offering and $139,437,500 from the Notes offering.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of July 23, 2018, between Redfin Corporation and Wells Fargo Bank, National Association
4.2	Form of Senior Convertible Note (included in Exhibit 4.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: July 23, 2018	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer